As filed with the Securities and Exchange Commission on February 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KWESST MICRO SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	3080	98-1650180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Province of Ontario		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)

155 Terence Matthews Crescent,
Unit #1, Ottawa, Ontario, K2M 2A8
(613) 241-1849

(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3133

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of communications to:

Richard Raymer

Dorsey & Whitney LLP

Toronto-Dominion Centre

66 Wellington St West, Suite 3400

Toronto, ON M5K 1E6, Canada

(416) 367-7370

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.† ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

______________________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2025

PROSPECTUS

Up to 8,075,758 Common Shares

KWESST Micro Systems Inc.

This Prospectus relates to the offer and sale of up to 8,075,758 common shares (the "Common Shares") of KWESST Micro Systems Inc. (the "Company") consisting of: common shares (the "Shares"), common shares underlying certain pre-funded warrants (the "Pre-funded Warrants") and common share purchase warrants (the "Common Warrants" and together with the Pre-funded Warrants, the "Investor Warrants") and placement agent's warrants (the "Placement Agent's Warrants" and together with the Investor Warrants, the "Warrants") held by the selling securityholders named herein (the "Selling Securityholders"). The Shares and the Investor Warrants were sold by the Company in a private placement pursuant to securities purchase agreements dated February 21, 2025 and February 24, 2025, by and among the Company and certain of the Selling Securityholders, and the Placement Agent's Warrants were issued on a private placement basis to designees of ThinkEquity LLC, the placement agent in connection with the private placements.

The Common Shares were sold at a price of CAD$0.928 per share. The exercise price of the Pre-funded Warrants is CAD$0.001 per share and the exercise price of the Common Warrants is CAD$1.16 per share. The Selling Securityholders, or its respective transferees, pledgees, donees or other successors-in-interest, may sell the Common Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. Selling Securityholders may sell any, all or none of the securities offered by this Prospectus, and we do not know when or in what amount the Selling Securityholders may sell their Common Shares hereunder following the effective date of this registration statement. See "Plan of Distribution."

The Selling Securityholders are identified herein. No Common Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Common Shares by the Selling Securityholders. All net proceeds from the sale of the Common Shares covered by this Prospectus will go to the respective Selling Securityholder. However, we will receive the proceeds from any exercise of Warrants. See "Use of Proceeds."

Our Common Shares are listed for trading the Nasdaq Capital Market (the "Nasdaq") under the stock symbol "KWE", listed for trading on the TSX Venture Exchange (the "TSXV") under the stock symbol "KWE.V", and listed on the Frankfurt Stock Exchange under the stock symbol of "62U".

On February 21, 2025, the closing price of our Common Shares on Nasdaq was $0.5718 per share.

We are an emerging growth company and a smaller reporting company under Rule 405 of the United States Securities Act of 1933, as amended (the "Securities Act"), and, as such, have elected to comply with certain reduced public company reporting requirements for this Prospectus and the documents incorporated by reference herein and in future filings.

Investing in these securities involves certain risks. See "Risk Factors" on page 10 of this Prospectus, as well as the risk factors incorporated by reference into this Prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is          , 2025

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the "SEC"). You should read this Prospectus, including the documents incorporated by reference, and the related registration statement carefully. This Prospectus and registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this Prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus, including the documents incorporated by reference, and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus, including the documents incorporated by reference, and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus, any applicable prospectus supplement, or any sale of Common Shares.

Except as otherwise indicated, references in this Prospectus to "KWESST," "Company," "we," "us" and "our"  refer to KWESST Micro Systems Inc. and its consolidated subsidiaries.

Enforceability of Civil Liabilities

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board of Directors (the "Board"), officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Financial Information and Currency

Unless otherwise indicated, all references in this Prospectus, and the documents incorporated by reference herein, to "dollars" or "CAD" or "$" are to Canadian dollars and all references to "USD" or "US$" are to United States dollars.

Exchange Rates

The following tables set forth the annual average exchange rates for the year ended September 30, 2024, September 30, 2023 and September 30, 2022, and the monthly average exchange rates for each month during the previous twelve months, as supplied by the Bank of Canada. These exchange rates are expressed as one United States dollar converted into Canadian dollars.

Period	Average
Year Ended September 30, 2024	1.3608
Year Ended September 30, 2023	1.3486
Year Ended September 30, 2022	1.2772

Month Ended	Average
January 31, 2025	1.4390
December 31, 2024	1.4229
November 30, 2024	1.3979
October 31, 2024	1.3755
September 30, 2024	1.3543
August 31, 2024	1.3652
July 31, 2024	1.3712
June 30, 2024	1.3704
May 31, 2024	1.3670
April 30, 2024	1.3674
March 31, 2024	1.3539
February 29, 2024	1.3450

The daily average exchange rate on February 21, 2025 as reported by the Bank of Canada for the conversion of USD into CAD was US$1.00 equals CAD$1.4207.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain "forward-looking statements" and "forward-looking information" within the meaning of applicable Canadian and United States securities laws (together, "forward-looking statements"). Such forward-looking statements include, but are not limited to, information with respect to our objectives and our strategies to achieve these objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. These forward-looking statements may be identified by the use of terms and phrases such as "may", "would", "should", "could", "expect", "intend", "estimate", "anticipate", "plan", "foresee", "believe", or "continue", the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking statements contain these terms and phrases. Forward-looking statements are provided for the purposes of assisting the reader in understanding us, our business, operations, prospects and risks at a point in time in the context of historical and possible future developments and therefore the reader is cautioned that such information may not be appropriate for other purposes.

Forward-looking statements relating to us include, among other things, statements relating to:

• our expectations regarding our business, financial condition, results of operations and future capital raises;

• the future state of the legislative and regulatory regimes, both domestic and foreign, in which we conduct business and may conduct business in the future;

• our expansion into domestic and international markets;

• our ability to attract customers and clients;

• our marketing and business plans and short-term objectives;

• our ability to obtain and retain the licenses and personnel we require to undertake our business;

• our ability to deliver under contracts with customers;

• anticipated revenue from professional service contracts with customers;

• our strategic relationships with third parties;

• our anticipated trends and challenges in the markets in which we operate;

• governance of us as a public company; and

• expectations regarding future developments of products and our ability to bring these products to market.

Forward-looking statements are based upon a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following risk factors, some of which are discussed in greater detail under the section "Risk Factors" in our Annual Report on Form 20-F for the year ended September 30, 2024, filed with the SEC on December 30, 2024 ("Annual Report on Form 20-F"):

• limited operating history;

• failure to realize growth strategy;

• failure to complete transactions or realize anticipated benefits;

• reliance on key personnel;

• regulatory compliance;

• competition;

• changes in laws, regulations and guidelines;

• demand for our products;

• fluctuating prices of raw materials;

• pricing for products;

• ability to supply sufficient product;

• potential cancellation or loss of customer contracts if we are unable to meet contract performance requirements;

• expansion to other jurisdictions;

• damage to our reputation;

• operating risk and insurance coverage;

• negative operating cash flow;

• management of growth;

• product liability;

• product recalls;

• environmental regulations and risks;

• ownership and protection of intellectual property;

• constraints on marketing products;

• reliance on management;

• fraudulent or illegal activity by our employees, contractors and consultants;

• breaches of security at our facilities or in respect of electronic documents and data storage and risks related to breaches of applicable privacy laws;

• government regulations regarding public or employee health and safety regulations, including public health measures in the event of pandemics or epidemics;

• regulatory or agency proceedings, investigations and audits;

• additional capital requirements to support our operations and growth plans, leading to further dilution to shareholders;

• the terms of additional capital raises;

• conflicts of interest;

• litigation;

• risks related to United States' and other international activities, including regional conflicts that may impact our operations;

• risks related to security clearances;

• risks relating to the ownership of our securities, such as potential extreme volatility in the price of our securities;

• risks related to our foreign private issuer status;

• risks related to our emerging growth company status;

• risks related to our failure to meet the continued listing requirements of Nasdaq, particularly the minimum bid price requirements within the second extension period;

• risks related to shareholder vote required for a share consolidation to remediate our current Nasdaq minimum bid price deficiency;

• risks related to the liquidity of our Common Shares; and

• significant changes or developments in U.S. trade policies and tariffs may have a material adverse effect on our business and financial statements.

Although the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking statements. Certain assumptions were made in preparing the forward-looking statements concerning availability of capital resources, business performance, market conditions and customer demand.

Consequently, all of the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business, financial condition or results of operation. Unless otherwise noted or the context otherwise indicates, the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are provided as of the date hereof, thereof or the date of the document incorporated by reference, respectively, and we do not undertake to update or amend such forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and selected information appearing elsewhere in this Prospectus and in the documents we incorporate by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should read this entire Prospectus, carefully, including the "Risk Factors" section beginning on page 10 of this Prospectus, the "Risk Factors" section of our most recent Annual Report on Form 20-F, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and our financial statements and the related notes and the other documents incorporated by reference in this Prospectus.

Overview of the Company

KWESST Micro Systems Inc. is an early-stage technology company that develops and commercializes next-generation tactical systems for military and security forces and public safety markets.

Our product development has focused on three niche market segments as follows:

Our core mission is to protect and save lives. At the end of fiscal year ended September 30, 2023, we began to group our offerings for commercialization purposes into Military and Public Safety missions.

KWESST's Public Safety offerings are comprised of:

  KWESST Non-Lethal: KWESST Lightning™:  leverages the Company's military digitization technology to provide responders to any type of incident with instant onboarding to the mission and Team Awareness Kit ("TAK")-enabled real-time situational awareness software as a service ("SaaS"). The Company is currently engaging in trials and pilots of the product as it continues development towards the commercial release that is currently expected to be available in Fiscal 2025.
  Less-Lethal Munitions Systems:
    PARA OPSTM, a next-generation less-lethal system just being introduced to market now.
    ARWENTM 37mm system, plus a new 40mm munition.

KWESST's Military offerings are comprised of:

  Digitization: real-time data sharing at the tactical level, including integration with Battlefield Management Applications including Android Team Awareness Kit ("ATAK") and TAK
  Digitized firing platforms;
  Battlefield Laser Detection Systems ("BLDS"); and
  Digitized Electro Magnetic Spectrum Operations.

Strategy

Our strategy is to pursue and win large defense contracts for multi-year revenue visibility with prime defense contractors for next-generation situational awareness, with a particular focus on ATAK applications that can be leveraged to address similar requirements in the Public Safety Market complemented by our proprietary ARWEN and PARA OPSTM  non-lethal products, where it is possible to drive sales and where the sales cycle is typically shorter than the more programmatic defense market.

The following is a summary of our main product and service categories for each business line:

Non-Lethal	Digitization	Counter-Threat

PARA OPS products:

Non-reciprocating devices:

  A single-shot device
  A five-shot device
  12-gauge shotgun

Reciprocating devices

  Replica pistol
  AR style rifle

Ammunition

  Blunt / training
  Inert marking powder
  Irritant powder

ARWEN products:

  Single shot 37mm launcher
  Multi-round 37mm launcher
  Baton blunt impact

Products:

  TASCS Indirect Fire Modules System
  TASCS Networked Observation and Reconnaissance System
  T-SAS Tactical Surveillance And Sniper system

Services:

  ATAK Centre of Excellence
  Lightning SaaS for Critical Incident Management System (not yet commercially available)
Products: BLDS Phantom Electronic Warfare device

Recent Developments

  On October 1, 2024, we announced the ramp-up of activity on our sub-contract to Thales Canada in support of the Canadian Department of National Defence Land C4ISR series of contracts, with the Company deploying five full-time engineers to the program and is in various stages of staffing an additional 11 positions, totaling a demand for 16 full-time technical positions.
  On October 21, 2024, we announced that the Company received approval of the TSXV for the consolidation of the Company's issued and outstanding Common Shares on the basis of ten (10) pre-consolidation shares for each one (1) post-consolidation share. The Company's Common Shares began trading on the TSXV and Nasdaq on a consolidated basis on October 23, 2024.
  On October 23, 2024, we announced the completion of our plan to ramp up volume production of ARWEN cartridges, including the new 40mm baton round following successful characterization testing by a recognized ballistics laboratory.
  On October 23, 2024, we announced that our wholly-owned subsidiary, KWESST Inc., entered into a receivables facility agreement with a US-based global financing company, providing a non-dilutive source of funding.

  On November 1, 2024, we announced the closing of a best efforts public offering of 80,000 Common Shares and 3,809,000 pre-funded warrants at a public offering price of US$0.90 per  share, less placement agent fees. The gross proceeds  from the offering were approximately US$3,500,000, before deducting placement agent fees and estimated offering expenses. In addition, the Company issued to the placement agent as compensation for its services 194,450 placement agent warrants with an exercise price of US$1.125 per share.
  On November 11, 2024, we announced our plan to issue a total of 119,047 Common Shares at a deemed price per Common Share of CAD$0.84 per share, representing a 20% discount on the closing price of the Common Shares on the TSXV, for settlement for reimbursement of business expenses incurred while representing the Company in an aggregate amount of CAD$100,000 owed to a company controlled by Mr. David Luxton, Executive Chairman of the Company (the "Debt Settlement"). Mr. Luxton received an aggregate of 95,238 Shares on November 11, 2024, for the Debt Settlement.
  On November 12, 2024, we announced the closing of a brokered private placement offering of 4,145,200 pre-funded warrants at a price of CAD$0.824 per pre-funded warrant inclusive of the exercise price of CAD$0.001 per Common Share, with each pre-funded warrant being bundled with one common share purchase warrant of the Company (the "November 2024 Offering"). The aggregate gross proceeds from the November 2024 Offering were approximately CAD$3.4 million. We also announced that the Company amended the terms of the outstanding pre-funded warrants issued on November 1, 2024, as part of the Company's best efforts public offering in the United States. The amendments revised the exercise price of the pre-funded warrant from USD$0.001 to CAD$0.0014, revised currency references from USD to CAD, and removed the ability for the holder to exercise the pre-funded warrant on a cashless basis. The foregoing amendments were agreed to by the holder of such pre-funded warrants pursuant to a pre-funded warrant amendment agreement.
  On November 13, 2024, we announced that we received a letter from Nasdaq notifying the Company that it is eligible for an additional 180 calendar day period, or until May 12, 2025, to regain compliance with the Nasdaq's minimum $1 bid price per share requirement.
  On January 6, 2025, we announced the appointment of Jennifer Welsh as Chief Financial Officer and Chief Compliance Officer of the Company, effective as of February 3, 2025, and her resignation from the Board of Directors and as Chair of the Audit Committee of the Company, who served as the Company's Interim CFO and Chief Compliance Officer and will transition to a new role within the Company's finance team. We also confirmed the appointment of James Yersh as a director of the Company and Chair of the Audit Committee.
  On February 21, 2025, we announced the closing of the first tranche of a brokered private placement offering consisting of 903,700 Common Shares and 2,884,179 pre-funded warrants in lieu thereof, no par value per share, at a price of CAD$0.928 per Common Share and/or pre-funded warrant, inclusive of the exercise price of CAD$0.001 per Common Share for aggregate gross proceeds of approximately CAD$3.5 million (the "First Tranche"), and a second tranche consisting of 151,515 Common Shares at a price of CAD$0.928 per Common Share for aggregate gross proceeds of approximately CAD$142,070 which closed on February 25, 2025 (the “Second Tranche”, and together with the First Tranche, the “February 2025 Offering”). Each Common Share, or pre-funded warrant, sold in the February 2025 Offering was bundled with one common share purchase warrant of the Company, which was immediately exercisable and entitles the holder to acquire one Common Share at an exercise price of CAD$1.16 for a period of 60 months following the closing of the February 2025 Offering. In addition, the Company issued to the placement agent as compensation for its services a total of 196,970 placement agent warrants with an exercise price of CAD$1.16 per share.

Land C4ISR Program

Under the Thales Subcontract, our maximum workshare is 20% of all task authorizations awarded to Thales Canada under the Land C4ISR Program, and is estimated to be valued up to approximately CAD$48 million.

Our work will involve the delivery of software engineering development and sustainment services on an as-and-when need basis as directed by rolling task-authorizations throughout the period of performance. Our workscope will include the following types of software development and sustainment work:

(a) all soldier/dismounted domain battle management application (including Android Tactical Assault Kit (ATAK)) development, integration, and sustainment for soldier/dismounted domain peripherals such as weapons, sensors, and communication systems; and

(b) dynamic call for fires, ballistics calculation, augmented.

The term of the Thales Subcontract will extend through January 14, 2030, with the possibility for three additional awards for option periods of two years each, potentially extending the work through January 14, 2036.

Our work on the program will be directed by Thales Canada through additional work requests ("AWR") in responses to statements of work ("SOW") received from the Land C4ISR Program on a rolling as-and-when-needed basis throughout the term of the Thales Subcontract. We will work with Thales Canada to propose the appropriate resources against customer-solicited AWR SOWs. Once approved in the form of task authorizations, we will have the obligation to recruit and apply resources to the projects alongside Thales Canada resources. We will invoice for work within 15 days of its completion and receive payment net sixty (60) days from the actual delivery of the work.

Under the Thales Subcontract, Thales Canada has flowed to us its share of obligations related to industrial and technological benefits ("ITB") and indigenous business. This requires us to execute 100% of the Thales Subcontract value within Canada and flow portions of the contract value into areas such as skills development and training in key technology areas. Under the Thales Subcontract, such ITB obligations attract potential liquidated damages of 20% for any shortfall over the allowable achievement period. Additionally, we are required to achieve not less than 5% of the contract value with Indigenous business.

As is customary with Canadian government contracts, the Thales Subcontract may be suspended or terminated for convenience or default.

Corporate Information

We are a corporation domiciled in Canada and were incorporated under the Business Corporations Act (British Columbia) on November 28, 2017. Our registered and head office is located at 2900 - 550 Burrard Street, Vancouver, British Columbia V6C 0A3 and our principal place of business is located at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8. Our internet site is https://www.kwesst.com; our telephone number is (613) 319-0537.

The information contained on our website is not incorporated by reference into this Prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this Prospectus in deciding whether to purchase Common Shares.

Our registered agent in the United States is C T Corporation System, located at 1015 15th Street N.W., Suite 1000 and its telephone number is (202) 572-3133.

THE OFFERING

Issuer	KWESST Micro Systems Inc.

Common Shares Offered by the Selling Securityholders	Up to 8,075,758 Common Shares.

Common Shares to be outstanding after this Offering(1)	10,067,438 Common Shares.

Symbol and Listing	Our Common Shares are listed for trading Nasdaq under the stock symbol "KWE", listed for trading on the TSXV under the stock symbol "KWE.V", and listed on the Frankfurt Stock Exchange under the stock symbol of "62U".

Use of Proceeds	We will not receive any proceeds from the sale of the Common Shares by the Selling Securityholders. All proceeds from the sale of the Common Shares covered by this Prospectus will go to the Selling Securityholders. We will receive the proceeds from any exercise of Warrants. See "Use of Proceeds."

Risk Factors	Investing in our securities involves a high degree of risk. See "Risk Factors" in this Prospectus for a discussion of factors you should carefully consider before investing in our securities.

(1) The number of Common Shares shown above to be outstanding after this offering is based on 9,012,223 Common Shares outstanding as of February 14, 2025, and excludes as of such date (US$ equivalent is based on a conversion rate of CAD$1.4207):

  warrants to purchase 5,622,508 Common Shares at a weighted average exercise price of CAD$7.15 (US$5.03) per share;
  pre-funded warrants to purchase 735,373 Common Shares at an exercise price of CAD$0.001 per share; and
  22,561 Common Shares issuable upon the exercise of outstanding but unexercised stock options to purchase Common Shares, under our Long-Term Performance Incentive Plan as approved by our shareholders on August 26, 2024 at a weighted average exercise price of CAD$26.58 (US$18.71) per share.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 20-F, under the heading "Item 3D. Risk Factors", any updates to those risk factors contained in our Current Reports on Form 6-K and the other information contained in this Prospectus or any applicable Prospectus, as updated by those subsequent filings with the SEC under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

Risks Relating to This Offering

The sale of a substantial amount of our Common Shares, underlying resale of the Warrants held by the Selling Securityholders in the public market could adversely affect the prevailing market price of our Common Shares.

We are registering for resale 8,075,758 Common Shares consisting of: (a) 1,055,215 Shares, (b) Common Shares underlying 2,884,179 Pre-funded Warrants, (c) Common Shares underlying 3,939,394 Common Warrants and (d) Common Shares underlying 196,970 Placement Agent's Warrants. Sales of substantial amounts of our Common Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Shares. We cannot predict if and when the Selling Securityholders may sell such Common Shares in the public markets. Furthermore, in the future, we may issue additional Common Shares or other equity or debt securities convertible into Common Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Management will have broad discretion as to the use of the proceeds from the exercise of Warrants, if any, and may not use the proceeds effectively.

We may receive proceeds from the exercise of the Warrants. If all of the Warrants were exercised in full, the proceeds would be approximately CAD$4.6 million. Our management will have broad discretion as to the use of such proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these proceeds, if any, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

PRIVATE PLACEMENT OF COMMON SHARES, PRE-FUNDED WARRANTS AND WARRANTS

Private Placement

On February 21, 2025 and February 25, 2025, we issued the unregistered Shares and Investor Warrants to institutional accredited investors consisting of: (i) 1,055,215 Common Shares, (i) 2,884,179 pre-funded warrants that were immediately exercisable upon issuance to purchase up to 2,884,179 Common Shares at an exercise price of CAD$0.001; and (ii) 3,939,394 common share purchase warrants that were immediately exercisable upon issuance to purchase up to 3,939,394 Common Shares at an exercise price of CAD$1.16, and which expire five years following the date of issuance. ThinkEquity LLC ("ThinkEquity") acted as the sole placement agent for this offering.

Placement Agent's Warrants

We issued to ThinkEquity 196,970 Placement Agent's Warrants to purchase a number of Common Shares equal to 5.0% of the aggregate number of Common Shares and Pre-Funded Warrants sold in the February 2025 Offering. The Placement Agent's Warrants have an exercise price of CAD$1.16 per share (representing 125% of the purchase price of the Shares and Pre-funded Warrants in the February 2025 Offering, inclusive of the exercise price of CAD$0.001 per Common Share), were immediately exercisable upon issuance and will expire five years following the date of issuance.

The Shares, Investor Warrants and Placement Agent's Warrants and the Common Shares underlying both the Investor Warrants and Placement Agent's Warrants were not registered under the Securities Act, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, the holders may only sell the Shares and the Common Shares issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

USE OF PROCEEDS

We  will not receive any proceeds from the sale of the Common Shares by the Selling Securityholders. All net proceeds from the sale of the Common Shares covered by this Prospectus will go to the respective Selling Securityholders. We expect that the Selling Securityholders will sell their Common Shares as described under "Plan of Distribution."

If all of the Warrants were exercised in full, the proceeds would be approximately CAD$4.6 million. We intend to use the net proceeds of such warrant exercise, if any, for working capital and other general corporate purposes.

SELLING SECURITYHOLDERS

The Common Shares being offered by the Selling Securityholders include the Shares and the Common Shares issuable to the Selling Securityholders upon exercise of the Pre-funded Warrants and Warrants. For additional information, see "Private Placement of Common Shares, Pre-Funded Warrants and Warrants" above. We are registering the Shares and Common Shares underlying the Warrants in order to permit the Selling Securityholders to offer the Shares and Common Shares underlying the Warrants for resale from time to time. Except for the ownership of the Company's securities, including the Shares and Warrants, the Selling Securityholders have not had any material relationship with us within the past three years.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership of Common Shares by each of the Selling Securityholders. The second and third columns list the total number of Common Shares beneficially owned by each Selling Securityholder, based on its ownership of the Company’s securities, including the Shares and Warrants, as of February 25, 2025, assuming exercise of all warrants held by the Selling Securityholders on that date, after giving effect to limitations on exercises contained in the respective warrants.

The fourth column lists the Common Shares being offered by this Prospectus by the Selling Securityholders.

The fifth column assumes the sale of all of the Common Shares offered by the Selling Securityholders pursuant to this Prospectus and the sixth column lists the percentage ownership of Common Shares beneficially owned by the Selling Securityholders assuming the sale of all of the Common Shares offered by the Selling Securityholders pursuant to this Prospectus, after giving effect to limitations on exercises contained in the respective warrants.

The fifth and sixth columns assume that all of the Common Shares being registered by this Prospectus are resold by the Selling Securityholders to third parties.

In accordance with the terms of a registration rights agreement with the Selling Securityholders, this Prospectus generally covers the resale of the maximum number of Shares and Common Shares underlying the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Warrants. The fifth and sixth columns assume the sale of all of the Common Shares offered by the Selling Securityholders pursuant to this Prospectus.

Under the terms of the Warrants, a Selling Securityholder may not exercise Warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99% of the Company's then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of such Warrants which have not been exercised. The number of Common Shares in the second and fifth columns reflect this limitation. The Selling Securityholder may sell all, some or none of their Common Shares issuable upon exercise of the Warrants in this offering. See "Plan of Distribution."

	Common Shares Beneficially Owned Before Offering			Common Shares to be Sold Pursuant to this Offering	Common Shares Beneficially Owned After Offering (1)
Name of Selling Securityholder	Number		Percentage		Number	Percentage
3i, LP	555,558	(2)	4.99%	6,818,358	555,558	4.99%
Robert Forster	568,000	(3)	4.99%	606,000	0	*
Warberg WF XII LP	229,392	(4)	2.04%	151,400	77,992	*
Iroquois Master Fund Ltd.	159,590	(5)	1.42%	121,212	38,378	*
Iroquois Capital Investment Group LLC	214,437	(6)	1.91%	181,818	32,619	*
Ramnarain Jaigobind	186,991	(7) (20)	1.66%	67,560	119,431	1.07%
Chirag Choudhary	44,483	(8)(20)	*	13,394	31,089	*
Eric Lord	114,039	(9)(20)	1.02%	31,712	82,327	*
Kevin Mangan	75,267	(10)(20)	*	23,045	52,222	*
Nelson Baquet	2,340	(11)(20)	*	591	1,749	*
Maria Robles	970	(12)(20)	*	295	675	*
Craig Skop	33,307	(13)(20)	*	10,144	23,163	*
Jeffrey Singer	1,940	(14)(20)	*	591	1,349	*
William Baquet	114,032	(15)(20)	1.02%	35,175	78,857	*
Charles Giordano	8,602	(16)(20)	*	2,620	5,982	*
Phyllis Henderson	4,320	(17)(20)	*	1,300	3,020	*
Kolinda Tomasic	970	(18)(20)	*	300	670	*
Scott Rothbaum	16,672	(19)(20)	*	10,243	6,429	*

* Less than 1 percent (1%).

(1) Assumes that all of the Common Shares being registered by this Prospectus are resold by the Selling Securityholders to third parties.

(2) The Common Shares shown to be beneficially owned before this offering consists of (i) 30,558 Common Shares beneficially owned prior to the February 2025 Offering, and (ii) 525,000 Shares issued to 3i, LP at the closing of the February 2025 Offering. The Common Shares shown to be beneficially owned before this offering exclude 10,058,000 Common Shares issuable upon exercise of certain common share purchase warrants, pre-funded warrants, and Investor's Warrants previously issued to 3i, LP because such common share purchase warrants, pre-funded warrants, and Investor's Warrants contain a blocker provision under which the holder thereof does not have the right to exercise the common share purchase warrants, pre-funded warrants, and Investor's Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 4.99% of the outstanding Common Shares. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(3) The Common Shares shown to be beneficially owned before this offering consist of: (i) 303,000 Shares issued to Robert Forster at the closing of the February 2025 Offering and (iii) 265,000 Common Shares that can be acquired upon exercise of the Investor's Warrants issued to Robert Forster at the closing of the February 2025 Offering. The Common Shares shown to be beneficially owned before this offering exclude 38,000 Common Shares issuable upon exercise of Investor's Warrants issued to Robert Forster at the closing of the February 2025 Offering, because such Investor's Warrants contain a blocker provision under which the holder thereof does not have the right to exercise the Investor's Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 4.99% of the outstanding Common Shares.  The principal address of Robert Forster is 54 Deepdale Dr., Great Neck, NY, 11021.

(4) The Common Shares shown to be beneficially owned before this offering consist of: (i) 77,992 Common Shares beneficially owned prior to the February 2025 Offering, (ii) 75,700 Shares issued to Warberg WF XII LP at the closing of the February 2025 Offering, and (iii) 75,700 Common Shares that can be acquired upon exercise of the Investor's Warrants issued to Warberg WF XII LP at the closing of the February 2025 Offering. The principal address of Warberg WF XII LP is 716 Oak St., Winnetka, IL, 60093.

(5) The Common Shares shown to be beneficially owned before this offering consist of: (i) 38,378 Common Shares beneficially owned prior to the February 2025 Offering, (ii) 60,606 Shares issued to Iroquois Master Fund Ltd. at the closing of the February 2025 Offering and (iii) 60,606 Common Shares that can be acquired upon exercise of the Investor’s Warrants issued to Iroquois Master Fund Ltd. at the closing of the February 2025 Offering. Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC  has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC , Richard Abbe and Kimberly Page make voting and investment decisions on behalf  of Iroquois Capital Management, LLC  in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The principal address of Iroquois Master Fund Ltd. is 2 Overhill Road, Suite 400, Scarsdale, NY, 10583.

(6) The Common Shares shown to be beneficially owned before this offering consist of: (i) 32,619 Common Shares beneficially owned prior to the February 2025 Offering, (ii) 90,909 Shares issued to Iroquois Capital Investment Group LLC at the closing of the February 2025 Offering and (iii) 90,909 Common Shares that can be acquired upon exercise of the Investor’s Warrants issued to Iroquois Capital Investment Group LLC at the closing of the February 2025 Offering. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC.   Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Investment Group LLC. The principal address of Iroquois Master Fund Ltd. is 2 Overhill Road, Suite 400, Scarsdale, NY, 10583.

(7) The Common Shares shown to be beneficially owned before this offering consist of: (i) 42,952 Common Shares beneficially owned prior to the November 2024 Offering, (ii) 76,479 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Ramnarain Jaigobind at the closing of the November 2024 Offering, and (iii) 67,560 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Ramnarain Jaigobind at the closing of the February 2025 Offering.

(8) The Common Shares shown to be beneficially owned before this offering consist of: (i) 16,995 Common Shares beneficially owned prior to the November 2024 Offering, (ii) 14,094 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Chirag Choudhary at the closing of the November 2024 Offering, and (iii) 13,394 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Chirag Choudhary at the closing of the February 2025 Offering.

(9) The Common Shares shown to be beneficially owned before this offering consist of: (i) 43,570 Common Shares beneficially owned prior to the November 2024 Offering, (ii) 38,757 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Eric Lord at the closing of the November 2024 Offering, and (iii) 31,712 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Eric Lord at the closing of the February 2025 Offering.

(10) The Common Shares shown to be beneficially owned before this offering consist of: (i) 27,973 Common Shares beneficially owned prior to the November 2024 Offering, and (ii) 24,249 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Kevin Mangan at the closing of the November 2024 Offering, and (iii) 23,045 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Kevin Mangan at the closing of the February 2025 Offering.

(11) The Common Shares shown to be beneficially owned before this offering consist of: (i) 1,127 Common Shares beneficially owned prior to the November 2024 Offering, (ii)  622 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Nelson Baquet at the closing of the November 2024 Offering, and (iii) 591 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Nelson Baquet at the closing of the February 2025 Offering.

(12) The Common Shares shown to be beneficially owned before this offering consist of: (i) 364 Common Shares beneficially owned prior to the November 2024 Offering, (ii) 311 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Maria Robles at the closing of the November 2024 Offering, and (iii) 295 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Maria Robles at the closing of the February 2025 Offering.

(13) The Common Shares shown to be beneficially owned before this offering consist of: (i) 12,489 Common Shares beneficially owned prior to the November 2024 Offering, (ii) 10,674 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Craig Skop at the closing of the November 2024 Offering, and (iii) 10,144 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Craig Skop at the closing of the February 2025 Offering.

(14) The Common Shares shown to be beneficially owned before this offering consist of: (i) 727 Common Shares beneficially owned prior to the November 2024 Offering, (ii) 622 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Jeffrey Singer at the closing of the November 2024 Offering, and (iii) 591 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Jeffrey Singer at the closing of the February 2025 Offering.

(15) The Common Shares shown to be beneficially owned before this offering consist of: (i) 41,862 Common Shares beneficially owned prior to the November 2024 Offering, (ii) 36,995 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to William Baquet at the closing of the November 2024 Offering, and (iii) 35,175 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to William Baquet at the closing of the February 2025 Offering.

(16) The Common Shares shown to be beneficially owned before this offering consist of: (i) 3,225 Common Shares beneficially owned prior to the November 2024 Offering, (ii)  2,757 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Charles Giordano at the closing of the November 2024 Offering, and (iii) 2,620 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Charles Giordano at the closing of the February 2025 Offering.

(17) The Common Shares shown to be beneficially owned before this offering consist of: (i) 1,620 Common Shares beneficially owned prior to the November 2024 Offering, (ii) 1,400 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Phyllis Henderson at the closing of the November 2024 Offering, and (iii) 1,300 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Phyllis Henderson at the closing of the February 2025 Offering.

(18) The Common Shares shown to be beneficially owned before this offering consist of: (i) 370 Common Shares beneficially owned prior to the November 2024 Offering, (ii) 300 Common Shares that can be acquired upon exercise of the placement agent's warrants issued to Kolinda Tomasic at the closing of the November 2024 Offering, and (iii) 300 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Kolinda Tomasic at the closing of the February 2025 Offering.

(19) The Common Shares shown to be beneficially owned before this offering consist of: (i) 6,429 Common Shares beneficially owned prior to the February 2025 Offering, and (ii) 10,243 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Scott Rothbaum at the closing of the February 2025 Offering.

(20) The Selling Securityholder is affiliated with ThinkEquity, a registered broker dealer with a registered address of ThinkEquity LLC, ThinkEquity LLC, 17 State Street, 41st Floor, New York, NY 10004, and has sole voting and dispositive power over the securities held. The number of Common Shares beneficially owned are issuable upon exercise of Placement Agent's Warrants, which were received as compensation in connection with our February 2025 Offering. The Selling Securityholder acquired the Placement Agent's Warrants in the ordinary course of business and, at the time the Placement Agent's Warrants were acquired, the Selling Securityholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Securityholders' selling costs incurred pursuant to any available method provided hereunder for selling securities.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the Selling Securityholders or any other person. We will make copies of this Prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Fasken Martineau DuMoulin LLP, Montréal, Québec, is acting as counsel to the Company regarding Canadian securities law matters and has provided an opinion on the validity of the securities being offered.

EXPERTS

The consolidated financial statements of KWESST as at and for the year ended September 30, 2024, have been incorporated by reference herein in reliance upon the report of MNP LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of KWESST as at and for the year ended September 30, 2023 and for each of the years in the two-year period ended September 30, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the September 30, 2024 and September 30, 2023 consolidated financial statements contains an explanatory paragraph that states the Company has incurred significant losses and negative cash flows from operations since inception that raise substantial doubt about the entity’s ability to continues as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The Company has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this Prospectus are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Prospectus. This Prospectus constitutes a part of that registration statement, does not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov/edgar) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this Prospectus. Information that is incorporated by reference is considered to be part of this Prospectus and you should read it with the same care that you read this Prospectus, and any subsequent Prospectus Supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this Prospectus, and will be considered to be a part of this Prospectus from the date those documents are filed.

The following documents filed by the Company are specifically incorporated by reference into, and form an integral part of, this Prospectus:

a) our Annual Report on Form 20-F for the fiscal year ended September 30, 2024 filed with the SEC on December 30, 2024;

b) the Current Reports on Form 6-K furnished to the SEC on October 2, 2024 , October 21, 2024, October 24, 2024, November 12, 2024, and February 18, 2025;

c) the description of our Common Shares contained in our Registration Statement on Form F-1 (File No. 333-266897), filed with the SEC on November 14, 2022; and

d) Any such documents which are filed on Form 40-F or Form 20-F, as applicable, with, or (if and to the extent expressly provided) furnished on Form 6-K to, the SEC after the date of this Prospectus and this Prospectus and the registration statement on Form F-3 and this Prospectus form part. In addition, the Company may incorporate by reference into the registration statement on Form F-3 to which this Prospectus relates other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference.

Any statements made in a document incorporated by reference in this Prospectus are deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement in this Prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this Prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this Prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The information relating to us contained in this Prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this Prospectus or incorporated by reference in this Prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a Prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. Requests for documents should be by writing to or telephoning us at the following address: KWESST Micro Systems Inc., 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, K2M 2A8 (613) 241-1849. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

KWESST Micro Systems Inc.

Up to 8,075,758 Common Shares

_________________________

PROSPECTUS

, 2025

_________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Section 160 of the BCBCA authorizes companies to indemnify past and present directors, officers and certain other individuals for the liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) in an eligible proceeding, unless such individual did not act honestly and in good faith with a view to the best interests of the company or, in the case of an eligible proceeding other than a civil proceeding, if such individual did not have reasonable grounds for believing his or her conduct in respect of which the proceeding was brought was lawful. In the case of a suit by or on behalf of the corporation or an associated corporation, a court must approve the indemnification.

Our Notice of Articles provide that we shall indemnify past and present directors against all eligible penalties to which such person is or may be liable, and we will, after the final disposition of an eligible proceeding, pay the expenses actually and reasonable incurred by such person in respect of that proceeding.

On February 25, 2022, we entered into agreements with our directors and certain officers (each an "Indemnitee" under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacities.

Item 9. Exhibits

Exhibit Number	Description

4.1	Form of Underwriter Warrant For U.S. IPO (incorporated by reference to Exhibit 4.1 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.2	Form of Warrant Agency Agreement for U.S. IPO Warrants (incorporated by reference to Exhibit 4.2 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.3	Form of U.S. IPO Warrant (incorporated by reference to Exhibit 4.3 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.4	Form of U.S. IPO Pre-funded Warrant (incorporated by reference to Exhibit 4.4 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.5	Form of Warrant Indenture for Canadian Warrants (incorporated by reference to Exhibit 4.5 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.6	Form of Warrant Certificate for Canadian Warrants (incorporated by reference to Exhibit 4.6 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.7	Form of Canadian Compensation Option Certificate (incorporated by reference to Exhibit 4.7 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.8	Common Share Purchase Warrant Indenture between KWESST Micro Systems Inc. and TSX Trust Company, dated April 29, 2021 (incorporated by reference to Exhibit 10.7 to the Company's Form F-1 filed with the SEC on September 16, 2022).

4.9	First Supplemental Warrant Indenture between KWESST Micro Systems Inc. and TSX Trust Company, dated August 25, 2021 (incorporated by reference to Exhibit 10.8 to the Company's Form F-1 filed with the SEC on September 16, 2022).

4.10	Form of Private Placement Warrant dated July 21, 2023 (incorporated by reference to Exhibit 4.14 to the Company's Form F-1 filed with the SEC on August 2, 2023).

4.11	Form of Private Placement Pre-funded Warrant dated July 21, 2023 (incorporated by reference to Exhibit 4.15 to the Company's Form F-1 filed with the SEC on August 2, 2023).

4.12	Form of Private Placement Agent's Warrant dated July 21, 2023 (incorporated by reference to Exhibit 4.16 to the Company's Form F-1 filed with the SEC on August 2, 2023).

4.13	CPC Escrow Agreement between Foremost Ventures Corp. and TSX Trust Company, dated May 2, 2018 (incorporated by reference to Exhibit 10.4 to the Company's Form F-1 filed with the SEC on September 16, 2022).

4.14	Surplus Security Escrow Agreement between KWESST Micro Systems Inc. and TSX Trust Company, dated September 17, 2020 (incorporated by reference to Exhibit 10.5 to the Company's Form F-1 filed with the SEC on September 16, 2022).

4.15	Value Security Escrow Agreement between KWESST Micro Systems Inc. and TSX Trust Company, dated September 17, 2020 (incorporated by reference to Exhibit 10.6 to the Company's Form F-1 filed with the SEC on September 16, 2022).

4.16	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company's Form 6-K, filed with the SEC on August 12, 2024).

4.17	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of the Company's Form 6-K, filed with the SEC on August 12, 2024).

4.18	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 of the Company's Form F-1 filed with the SEC on October 28, 2024)

4.19	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.2 of the Company's Form F-1 filed with the SEC on October 28, 2024)

4.20	Form of Amended Pre-funded Warrant dated November 12, 2024 (incorporated by reference to Exhibit 4.20 of the Company's Form F-3 filed with the SEC on November 29, 2024)

4.21	Form of Pre-funded Warrant dated November 12, 2024 (incorporated by reference to Exhibit 4.21 of the Company's Form F-3 filed with the SEC on November 29, 2024)

4.22	Form of Warrant dated November 12, 2024 (incorporated by reference to Exhibit 4.22 of the Company's Form F-3 filed with the SEC on November 29, 2024)

4.23	Form of Placement Agent Warrant dated November 12, 2024 (incorporated by reference to Exhibit 4.23 of the Company's Form F-3 filed with the SEC on November 29, 2024)

4.24	Form of Pre-funded Warrant dated February 21, 2025

4.25	Form of Warrant dated February 21, 2025

4.26	Form of Placement Agent Warrant dated February 21, 2025

4.27	Form of Warrant dated February 24, 2025

4.28	Form of Placement Agent Warrant dated February 24, 2025

5.1	Opinion of Fasken Martineau DuMoulin LLP

10.1	Form of Securities Purchase Agreement dated August 9, 2024 between KWESST Micro Systems Inc. and the Purchasers thereto (incorporated by reference to Exhibit 10.1 of the Company's Form 6-K, filed with the SEC on August 12, 2024).

10.2	Form of Securities Purchase Agreement dated November 12, 2024 between KWESST Micro Systems Inc. and the Purchaser thereto (incorporated by reference to Exhibit 10.2 of the Company's Form F-3 filed with the SEC on November 29, 2024)

10.3	Form of Registration Rights Agreement dated November 12, 2024 between KWESST Micro Systems Inc. and the Purchaser thereto (incorporated by reference to Exhibit 10.3 of the Company's Form F-3 filed with the SEC on November 29, 2024)

10.4	Form of Placement Agency Agreement dated November 12, 2024 between KWESST Micro Systems Inc. and ThinkEquity LLC (incorporated by reference to Exhibit 10.4 of the Company's Form F-3 filed with the SEC on November 29, 2024)

10.5	Form of Securities Purchase Agreement dated February 21, 2025 between KWESST Micro Systems Inc. and the Purchaser thereto

10.6	Form of Registration Rights Agreement dated February 21, 2025 between KWESST Micro Systems Inc. and the Purchaser thereto

10.7	Form of Placement Agency Agreement dated February 21, 2025 between KWESST Micro Systems Inc. and ThinkEquity LLC

10.8	Form of Securities Purchase Agreement dated February 24, 2025 between KWESST Micro Systems Inc. and the Purchaser thereto

10.9	Form of Registration Rights Agreement dated February 24, 2025 between KWESST Micro Systems Inc. and the Purchaser thereto

10.10	Form of Placement Agency Agreement dated February 24, 2025 between KWESST Micro Systems Inc. and ThinkEquity LLC

23.1	Consent of MNP LLP, independent registered public accounting firm.

23.2	Consent of KPMG LLP, independent registered public accounting firm.

23.3	Consent of Fasken Martineau DuMoulin LLP (contained in legal opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

107	Filing Fee Table.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, on February 26, 2025.

KWESST MICRO SYSTEMS INC.

By:	/s/ Sean Homuth
Sean Homuth
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean Homuth and Jennifer Welsh as his true and lawful attorneys-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Sean Homuth		February 26, 2025
Sean Homuth	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jennifer Welsh		February 26, 2025
Jennifer Welsh	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ David Luxton		February 26, 2025
David Luxton	Chairman and Director

/s/ Rick Hillier		February 26, 2025
Rick Hillier	Director

/s/ Paul Fortin		February 26, 2025
Paul Fortin	Director

/s/ Paul Mangano		February 26, 2025
Paul Mangano	Director

/s/ James Yersh		February 26, 2025
James Yersh	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of KWESST Micro Systems Inc., has signed this registration statement on February 26, 2025.

Authorized United States Representative

/s/ Paul Mangano
Name:	Paul Mangano
Title:	Director